SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 10, 2007
WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (206) 461-2000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION
Item 2.05 Costs Associated with Exit or Disposal Activities.
          On December 10, 2007, Washington Mutual, Inc. (the “Company”) announced that, in response to a fundamental shift in the home mortgage market due to credit dislocation and a prolonged period of reduced capital markets liquidity, it intends to significantly change the strategic focus of its Home Loans business to accelerate its alignment with the Company’s retail banking operations. As part of these restructuring activities, the Company intends to discontinue all remaining lending through its subprime mortgage channel, close approximately 190 of 336 home loan centers and sales offices, close nine Home Loans processing and call centers, eliminate approximately 2,600 positions in the Home Loans business and approximately 150 positions in related corporate support functions, and close WaMu Capital Corp., its institutional broker-dealer business, as well as its mortgage broker finance warehouse lending operation.
          In connection with these activities, the Company estimates that it will incur a pre-tax restructuring charge in the quarter ending December 31, 2007, of approximately $90 million, which consists of approximately $30 million in termination benefits, approximately $30 million in lease termination and other decommissioning costs, and approximately $30 million in fixed asset write-downs. The Company estimates that of the total estimated pre-tax restructuring charge, approximately $60 million will result in future cash outlays. The restructuring activities are expected to be completed by March 31, 2008.
          The Company will provide additional disclosure, in accordance with Statement of Financial Accounting Standard No. 146, Accounting for Costs Associated with Exit or Disposal Activities, in its Annual Report on Form 10-K for the year ended December 31, 2007.
Item 2.06 Material Impairments.
          As described above, as a result of the fundamental shift in the mortgage market and the actions the Company is taking to resize its Home Loans business, the Company will incur a fourth quarter 2007 non-cash after-tax impairment charge of approximately $1.6 billion for the write-down of all goodwill associated with the Home Loans business. This charge will not affect the Company’s tangible or regulatory capital or liquidity.
          The Company will provide additional disclosure, in accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, in its Annual Report on Form 10-K for the year ended December 31, 2007.

          Please refer to the Company’s press release dated December 10, 2007, filed herewith as Exhibit 99.1, for additional information concerning the matters described under Items 2.05 and 2.06 of this Form 8-K and for other information of importance to the Company’s shareholders.
CAUTIONARY STATEMENTS
          This document contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. When used in this presentation, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading “Factors That May Affect Future Results” in Washington Mutual’s 2006 Annual Report on Form 10-K and “Cautionary Statements” in our Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 which include:
▪	Volatile interest rates and their impact on the mortgage

▪	banking business;

▪	Credit risk;

▪	Operational risk;

▪	Risks related to credit card operations;

▪	Changes in the regulation of financial services companies, housing government-sponsored enterprises and credit card lenders;

▪	Competition from banking and nonbanking companies;

▪	General business, economic and market conditions;

▪	Reputational risk;

▪	Liquidity risk; and

▪	Valuation risk.
          There are other factors not described in our 2006 Form 10-K and Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 which are beyond the Company’s ability to anticipate or control that could cause results to differ.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

          (c) Exhibits
99.1	Washington Mutual, Inc. Press Release dated December 10, 2007

SIGNATURE
             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2007	WASHINGTON MUTUAL, INC.

	By:	/s/ Melissa J. Ballenger

Melissa J. Ballenger Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Washington Mutual, Inc. Press Release dated December 10, 2007